Exhibit 99.1

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Ken Gosnell	Carla Burigatto
(856) 342-6081	(856) 342-3737
ken_gosnell@campbellsoup.com	carla_burigatto@campbellsoup.com

CAMPBELL REPORTS FOURTH-QUARTER AND FULL-YEAR RESULTS

•	Fourth-Quarter Net Sales and Organic Sales Decreased 1 Percent

•	Fourth-Quarter Earnings Per Share (EPS) of $1.04; Adjusted EPS Increased 13 Percent to $0.52

•	Full-Year Net Sales and Organic Sales Decreased 1 Percent

•	Full-Year EPS of $2.89; Adjusted EPS Increased 3 Percent to $3.04

•	Campbell Provides Fiscal 2018 Guidance

CAMDEN, N.J., Aug. 31, 2017—Campbell Soup Company (NYSE:CPB) today reported its fourth-quarter and full-year results for fiscal 2017.

	Three Months Ended			Twelve Months Ended
($ in millions, except per share)
	July 30, 2017	July 31, 2016	% Change	July 30, 2017	July 31, 2016	% Change
Net Sales
As Reported (GAAP)	$1,664	$1,687	(1)%	$7,890	$7,961	(1)%
Organic			(1)%			(1)%
Earnings (Loss) Before Interest and Taxes
As Reported (GAAP)	$440	$(37)	n/m	$1,400	$960	46%
Adjusted	$282	$253	11%	$1,492	$1,467	2%
Diluted Earnings (Loss) Per Share
As Reported (GAAP)	$1.04	$(0.26)	n/m	$2.89	$1.81	60%
Adjusted	$0.52	$0.46	13%	$3.04	$2.94	3%
n/m - not meaningful
Note: A detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information is included at the end of this news release.

CEO Comments
Denise Morrison, Campbell’s President and Chief Executive Officer, said, “The operating environment for the packaged foods industry remains challenging due to shifting demographics, changing consumer preferences for food, the adoption of new shopping behaviors and the dynamic retailer landscape. In these times, sales growth remains a challenge. Despite multiple headwinds, we finished the year within our guidance and delivered another year of growth in adjusted EBIT and adjusted EPS.

“In the fourth quarter, Global Biscuits and Snacks was soft on the top line but generated a solid double-digit earnings increase versus the year-ago quarter. Americas Simple Meals and Beverages continued to deliver against its portfolio role, with sales performance in line with the categories in which we compete and margin expansion. While Campbell Fresh sales increased slightly and the bottom line was disappointing, we expect to return to profitable growth going forward.

“In fiscal 2017, we have made progress in several key areas, including increasing our successful multi-year cost savings initiative to $450 million by the end of fiscal 2020. The pending acquisition of Pacific Foods will add a purpose-driven, real food brand with a solid track record of growth to our portfolio. Additionally, our new Campbell Fresh leadership team has taken steps to enhance our quality processes and address capacity constraints toward our objective of returning the division to growth.”

Morrison concluded, “Looking ahead to fiscal 2018, we expect the operating environment to remain difficult. We will continue to position Campbell for long-term growth by managing costs aggressively and re-investing a portion of those savings back in the business with a focus on our strategic imperatives of real food, digital and e-commerce, health and well-being, and snacking.”

Fiscal 2018 Guidance
Campbell expects sales to change by -2 to 0 percent, adjusted earnings before interest and taxes (EBIT) to change by -1 to 1 percent, and adjusted EPS to change by 0 to 2 percent, or $3.04 to $3.11 per share. This guidance assumes the impact from currency translation will be nominal. A non-GAAP reconciliation is not provided for 2018 guidance since certain items are not estimable, such as pension and postretirement mark-to-market adjustments, and these items are not considered to be part of the company's ongoing business results.

Items Impacting Comparability in the Quarter
Items impacting comparability in the quarter are as follows:

•
The current quarter included pre-tax pension and postretirement mark-to-market gains of $198 million, or $0.42 per share, as compared to pre-tax pension and postretirement mark-to-market losses of $138 million, or $0.29 per share, in the prior-year quarter.

•	The current quarter included pre-tax charges related to cost savings initiatives of $40 million, or $0.09 per share, as compared to $11 million, or $0.02 per share, in the prior-year quarter.

•
The current-quarter earnings included a tax benefit of $52 million primarily related to the sale of intercompany notes receivable to a financial institution, which resulted in the recognition of foreign exchange losses on the notes for tax purposes. In addition, the company recorded a $6 million reduction to interest expense ($4 million after tax) related to premiums and fees received on the sale of the notes. The aggregate impact was an after-tax gain of $56 million, or $0.18 per share.

•
The prior-year quarter included a pre-tax non-cash impairment charge of $141 million, or $0.41 per share, to reduce the carrying value of the intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit.

A detailed reconciliation of the reported (GAAP) financial information to the adjusted information is included at the end of this news release.

Fourth-Quarter Results
Sales decreased 1 percent to $1.664 billion driven by a 1 percent decline in organic sales, reflecting lower volume.

Gross margin increased from 32.4 percent to 43.0 percent. Excluding items impacting comparability, adjusted gross margin increased 0.8 percentage points from 36.1 percent to 36.9 percent. The increase in adjusted gross margin was primarily driven by productivity improvements and the benefits from cost savings initiatives, partly offset by cost inflation and higher supply chain costs.

Marketing and selling expenses decreased 34 percent to $143 million. Excluding items impacting comparability, adjusted marketing and selling expenses decreased 12 percent primarily due to lower advertising and consumer promotion expenses lapping marketing levels above historical levels in the prior-year quarter and the benefits from cost savings initiatives. Administrative expenses decreased 54 percent to $86 million. Excluding items impacting comparability, adjusted administrative expenses decreased 5 percent primarily due to the benefits from cost savings initiatives.

The company reported EBIT of $440 million as compared to a loss of $37 million in the prior-year quarter. Excluding items impacting comparability, adjusted EBIT increased 11 percent to $282 million, reflecting lower adjusted marketing and selling expenses, as well as a higher adjusted gross margin percentage, partly offset by lower sales.

Net interest expense decreased 18 percent to $23 million. Excluding items impacting comparability in the current year, adjusted net interest expense increased $1 million to $29 million, reflecting higher average interest rates on the debt portfolio, partly offset by lower average levels of debt. The tax rate was 23.7 percent as compared to 24.6 percent in the prior year. Excluding items impacting comparability, the adjusted tax rate increased 0.8 percentage points to 37.2 percent.

The company reported EPS of $1.04 in the quarter. Excluding items impacting comparability in both periods, adjusted EPS increased 13 percent to $0.52 per share, compared with $0.46 per share in the year-ago quarter.

Full-Year Results
Sales decreased 1 percent to $7.890 billion driven by a 1 percent decline in organic sales, reflecting lower volume and higher promotional spending.

EBIT increased from $960 million to $1.400 billion. Excluding items impacting comparability, adjusted EBIT increased 2 percent to $1.492 billion, reflecting a higher adjusted gross margin percentage and lower adjusted administrative expenses, due in part to lower incentive compensation costs, partly offset by lower sales volume.

Net interest expense decreased 4 percent to $107 million. Excluding items impacting comparability in the current year, adjusted net interest expense increased $2 million to $113 million, reflecting higher average interest rates on the debt portfolio, partly offset by lower average levels of debt. The tax rate decreased 2.3 percentage points to 31.4 percent. Excluding items impacting comparability, the adjusted tax rate decreased 0.2 percentage points to 32.4 percent.

The company reported EPS of $2.89. Excluding items impacting comparability in both years, adjusted EPS increased 3 percent to $3.04 per share, compared with $2.94 per share a year ago.

Cash flow from operations was $1.291 billion as compared to $1.491 billion a year ago. The year-over-year decline was primarily due to lapping significant working capital reductions in the prior year, as well as lower cash earnings and lower receipts from hedging activities in the current year.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

Three Months Ended July 30, 2017
($ in millions)
	Americas Simple Meals and Beverages	Global Biscuits and Snacks	Campbell Fresh	Total
Net Sales, as Reported	$815	$624	$225	$1,664

Volume and Mix	(2)%	(2)%	(1)%	(2)%
Promotional Spending	(1)%	1%	2%	—%
Organic Net Sales	(3)%	-%*	1%	(1)%*
Currency	—%	—%	—%	—%
% Change vs. Prior Year	(3)%	—%	1%	(1)%

Segment Operating Earnings	$198	$109	$(8)
% Change vs. Prior Year	4%	35%	n/m
n/m — not meaningful
* Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Twelve Months Ended July 30, 2017
($ in millions)
	Americas Simple Meals and Beverages	Global Biscuits and Snacks	Campbell Fresh	Total
Net Sales, as Reported	$4,325	$2,598	$967	$7,890

Volume and Mix	(1)%	1%	(5)%	(1)%
Promotional Spending	(1)%	—%	1%	(1)%
Organic Net Sales	(1)%*	-%*	(5)%*	(1)%*
Currency	—%	1%	—%	—%
% Change vs. Prior Year	(1)%	1%	(5)%	(1)%

Segment Operating Earnings	$1,120	$454	$(9)
% Change vs. Prior Year	5%	8%	n/m
n/m — not meaningful

* Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Americas Simple Meals and Beverages
Sales in the quarter decreased 3 percent to $815 million driven primarily by declines in soup and V8 beverages. Sales of U.S. soup decreased 4 percent driven by declines in condensed soups, broth and ready-to-serve soups, reflecting a reduction in retailer inventory levels while consumer takeaway in measured channels was comparable to the prior-year quarter. For the fiscal year, sales of U.S. soup decreased 1 percent.

Segment operating earnings in the quarter increased 4 percent to $198 million. The increase was primarily driven by lower advertising and consumer promotion expenses and lower administrative expenses, partly offset by lower sales volume and a lower gross margin percentage.

Global Biscuits and Snacks
Sales in the quarter were comparable to the prior year at $624 million, as gains in Pepperidge Farm snacks, reflecting continued growth in Goldfish crackers, as well as gains in Arnott’s biscuits in Australia, were offset by declines in Indonesia.

Segment operating earnings increased 35 percent to $109 million. The increase was primarily driven by a higher gross margin percentage, lower advertising and consumer promotion expenses and lower administrative expenses.

Campbell Fresh
Sales in the quarter increased 1 percent to $225 million driven primarily by higher sales of Garden Fresh Gourmet, carrots and carrot ingredients. Sales of Bolthouse Farms refrigerated beverages declined slightly, reflecting supply constraints.

Segment operating earnings in the quarter decreased from $8 million to a loss of $8 million, reflecting higher administrative expenses, higher carrot costs and the continued cost impact of enhanced quality processes and related beverage capacity constraints.

Segment operating earnings for the year decreased from $60 million to a loss of $9 million, reflecting lower sales volume and unfavorable mix, higher carrot costs, and the full year cost impact of enhanced quality processes and related beverage capacity constraints, as well as higher administrative expenses.

Corporate
Corporate in the fourth quarter of fiscal 2017 included pension and postretirement mark-to-market gains of $198 million and charges related to cost savings initiatives of $22 million. Corporate in the fourth quarter of fiscal 2016 included a non-cash impairment charge of $141 million, pension and postretirement mark-to-market losses of $138 million and charges related to cost savings initiatives of $12 million. The remaining decrease in expenses primarily reflects gains on open commodity hedges.

Conference Call
Campbell will host a conference call to discuss these results today at 8:30 a.m. Eastern Daylight Time. To join in the U.S., dial (833) 659-8619. To join outside of the U.S., dial +1 (703) 639-1316. The access code is 6692641. Access to a live webcast of the call with accompanying slides, as well as a replay of the call, will be available at investor.campbellsoupcompany.com. A recording of the call will also be available until midnight on Sept. 14, 2017, at +1 (404) 537-3406. The access code for the replay is 6692641.

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our Purpose, “Real food that matters for life’s moments.” We make a range of high-quality soups and simple meals, beverages, snacks and packaged fresh foods. For generations, people have trusted Campbell to provide authentic, flavorful and readily available foods and beverages that connect them to each other, to warm memories and to what’s important today. Led by our iconic Campbell’s brand, our portfolio includes Pepperidge Farm, Bolthouse Farms, Arnott’s, V8, Swanson, Pace, Prego, Plum, Royal Dansk, Kjeldsens and Garden Fresh Gourmet. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet’s natural resources. The company is a member of the Standard & Poor’s 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo. To learn more about how we make our food and the choices behind the ingredients we use, visit www.whatsinmyfood.com.

Forward-Looking Statements
This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including the statements made regarding sales, EBIT and EPS guidance for fiscal 2018, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include (1) the company’s ability to manage changes to its organizational structure and/or business processes; (2) the company’s ability to realize projected cost savings and benefits from its efficiency programs; (3) the impact of strong competitive responses to the company’s efforts to leverage its brand power in the market; (4) the impact of changes in consumer demand for the company’s products and favorable perception of the company’s brands; (5) the impact of product quality and safety issues, including recalls and product liabilities; (6) the risks associated with trade and consumer acceptance of the company’s initiatives, including its trade and promotional programs; (7) the impact of a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the company’s key customers continue to increase their significance to the company’s business; (8) the impact of changing inventory management practices by certain of the company’s key customers; (9) the impact of disruptions to the company’s supply chain, including fluctuations in the supply of and inflation in energy and raw and packaging materials cost; (10) the impact of non-U.S. operations, including trade restrictions, public corruption and compliance with foreign laws and regulations; (11) the ability to complete and to realize the projected benefits of acquisitions, divestitures and other business portfolio changes; (12) the uncertainties of litigation and regulatory actions against the company; (13) the possible disruption to the independent contractor distribution models used by certain of the company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (14) the company’s ability to protect its intellectual property rights; (15) the impact of an impairment to goodwill or other intangible assets; (16) the impact of increased liabilities and costs related to the company’s defined benefit pension plans; (17) the impact of a material failure in or breach of the company’s information technology systems; (18) the company’s ability to attract and retain key talent; (19) the impact of changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (20) the impact of unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, natural disasters or other calamities; and (21) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(millions, except per share amounts)

	Three Months Ended
	July 30, 2017	July 31, 2016
Net sales	$1,664	$1,687
Costs and expenses
Cost of products sold	949	1,141
Marketing and selling expenses	143	216
Administrative expenses	86	185
Research and development expenses	20	38
Other expenses / (income)	8	145
Restructuring charges	18	(1)
Total costs and expenses	1,224	1,724
Earnings (loss) before interest and taxes	440	(37)
Interest, net	23	28
Earnings (loss) before taxes	417	(65)
Taxes on earnings	99	16
Net earnings (loss)	318	(81)
Net loss attributable to noncontrolling interests	—	—
Net earnings (loss) attributable to Campbell Soup Company	$318	$(81)
Per share - basic
Net earnings (loss) attributable to Campbell Soup Company	$1.05	$(.26)
Dividends	$.35	$.312
Weighted average shares outstanding - basic	303	308
Per share - assuming dilution
Net earnings (loss) attributable to Campbell Soup Company	$1.04	$(.26)
Weighted average shares outstanding - assuming dilution	305	310

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
(millions, except per share amounts)

	Twelve Months Ended
	July 30, 2017	July 31, 2016
Net sales	$7,890	$7,961
Costs and expenses
Cost of products sold	4,831	5,181
Marketing and selling expenses	817	893
Administrative expenses	488	641
Research and development expenses	98	124
Other expenses / (income)	238	131
Restructuring charges	18	31
Total costs and expenses	6,490	7,001
Earnings before interest and taxes	1,400	960
Interest, net	107	111
Earnings before taxes	1,293	849
Taxes on earnings	406	286
Net earnings	887	563
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$887	$563
Per share - basic
Net earnings attributable to Campbell Soup Company	$2.91	$1.82
Dividends	$1.40	$1.248
Weighted average shares outstanding - basic	305	309
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$2.89	$1.81
Weighted average shares outstanding - assuming dilution	307	311

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS
(millions, except per share amounts)

	Three Months Ended
	July 30, 2017	July 31, 2016	Percent Change
Sales
Contributions:
Americas Simple Meals and Beverages	$815	$842	(3)%
Global Biscuits and Snacks	624	622	—%
Campbell Fresh	225	223	1%
Total sales	$1,664	$1,687	(1)%
Earnings
Contributions:
Americas Simple Meals and Beverages	$198	$191	4%
Global Biscuits and Snacks	109	81	35%
Campbell Fresh	(8)	8	n/m
Total operating earnings	299	280	7%
Corporate	159	(318)
Restructuring charges	(18)	1
Earnings (loss) before interest and taxes	440	(37)	n/m
Interest, net	23	28
Taxes on earnings	99	16
Net earnings (loss)	318	(81)	n/m
Net loss attributable to noncontrolling interests	—	—
Net earnings (loss) attributable to Campbell Soup Company	$318	$(81)	n/m
Per share - assuming dilution
Net earnings (loss) attributable to Campbell Soup Company	$1.04	$(.26)	n/m

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS
(millions, except per share amounts)

	Twelve Months Ended
	July 30, 2017	July 31, 2016	Percent Change
Sales
Contributions:
Americas Simple Meals and Beverages	$4,325	$4,380	(1)%
Global Biscuits and Snacks	2,598	2,564	1%
Campbell Fresh	967	1,017	(5)%
Total sales	$7,890	$7,961	(1)%
Earnings
Contributions:
Americas Simple Meals and Beverages	$1,120	$1,069	5%
Global Biscuits and Snacks	454	422	8%
Campbell Fresh	(9)	60	n/m
Total operating earnings	1,565	1,551	1%
Corporate	(147)	(560)
Restructuring charges	(18)	(31)
Earnings before interest and taxes	1,400	960	46%
Interest, net	107	111
Taxes on earnings	406	286
Net earnings	887	563	58%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$887	$563	58%
Per share - assuming dilution
Net earnings attributable to Campbell Soup Company	$2.89	$1.81	60%

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)

	July 30, 2017	July 31, 2016
Current assets	$1,900	$1,908
Plant assets, net	2,454	2,407
Intangible assets, net	3,233	3,415
Other assets	139	107
Total assets	$7,726	$7,837
Current liabilities	$2,395	$2,555
Long-term debt	2,499	2,314
Other liabilities	1,187	1,435
Total equity	1,645	1,533
Total liabilities and equity	$7,726	$7,837
Total debt	$3,536	$3,533
Cash and cash equivalents	$319	$296

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(millions)

	Twelve Months Ended
	July 30, 2017	July 31, 2016
Cash flows from operating activities:
Net earnings	$887	$563
Adjustments to reconcile net earnings to operating cash flow
Impairment charges	212	141
Restructuring charges	18	31
Stock-based compensation	60	64
Pension and postretirement benefit expense (income)	(258)	317
Depreciation and amortization	318	308
Deferred income taxes	93	(30)
Other, net	18	6
Changes in working capital
Accounts receivable	28	24
Inventories	46	59
Prepaid assets	(27)	9
Accounts payable and accrued liabilities	(48)	15
Pension fund contributions	(5)	(2)
Net receipts from hedging activities	2	44
Other	(53)	(58)
Net cash provided by operating activities	1,291	1,491
Cash flows from investing activities:
Purchases of plant assets	(338)	(341)
Sales of plant assets	—	5
Other, net	(30)	(18)
Net cash used in investing activities	(368)	(354)
Cash flows from financing activities:
Net short-term borrowings (repayments)	245	(762)
Long-term borrowings	211	215
Long-term repayments	(90)	—
Repayments of notes payable	(400)	—
Dividends paid	(420)	(390)
Treasury stock purchases	(437)	(143)
Treasury stock issuances	2	2
Payments related to tax withholding for stock-based compensation	(22)	(21)
Net cash used in financing activities	(911)	(1,099)
Effect of exchange rate changes on cash	11	5
Net change in cash and cash equivalents	23	43
Cash and cash equivalents — beginning of period	296	253
Cash and cash equivalents — end of period	$319	$296

The company adopted new accounting guidance for stock-based compensation in the first quarter of 2017. Certain amounts in the prior year were reclassified to conform to the current-year presentation.

Reconciliation of GAAP to Non-GAAP Financial Measures
Fiscal Year Ended July 30, 2017
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company's historical operating results and trends in its underlying operating results, and provides transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company's performance.
Organic Net Sales
Organic net sales are net sales excluding the impact of currency. Management believes that excluding this item, which is not part of the ongoing business, improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	July 30, 2017			July 31, 2016	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Americas Simple Meals and Beverages	$815	$1	$816	$842	(3)%	(3)%
Global Biscuits and Snacks	624	(3)	621	622	—%	—%
Campbell Fresh	225	—	225	223	1%	1%
Total Net Sales	$1,664	$(2)	$1,662	$1,687	(1)%	(1)%

Year Ended
	July 30, 2017			July 31, 2016	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Americas Simple Meals and Beverages	$4,325	$(1)	$4,324	$4,380	(1)%	(1)%
Global Biscuits and Snacks	2,598	(26)	2,572	2,564	1%	—%
Campbell Fresh	967	—	967	1,017	(5)%	(5)%
Total Net Sales	$7,890	$(27)	$7,863	$7,961	(1)%	(1)%

Items Impacting Earnings
The company believes that financial information excluding certain items that are not considered to be part of the ongoing business, such as those listed below, improves the comparability of year-to-year results. Consequently, the company believes that investors may be able to better understand its results excluding these items.

The following items impacted earnings:

(1)
In the fourth quarter of fiscal 2017, the company incurred gains of $198 million in Costs and expenses ($129 million after tax, or $.42 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans. In fiscal 2017, the company incurred gains of $178 million in Costs and expenses ($116 million after tax, or $.38 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans. In the fourth quarter of fiscal 2016, the company incurred losses of $138 million in Costs and expenses ($90 million after tax, or $.29 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans. In fiscal 2016, the company incurred losses of $313 million in Costs and expenses ($200 million after tax, or $.64 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans.

(2)
In fiscal 2015, the company implemented a new enterprise design and initiatives to reduce costs and to streamline its organizational structure. In fiscal 2017, the company expanded these cost savings initiatives by further optimizing its supply chain network, primarily in North America, continuing to evolve its operating model to drive efficiencies, and more fully integrating its recent acquisitions. In the fourth quarter of fiscal 2017, the company recorded Restructuring charges of $18 million and implementation costs and other related costs of $18 million in Administrative expenses and $4 million in Cost of products sold (aggregate impact of $26 million after tax, or $.09 per share) related to these initiatives. In fiscal 2017, the company recorded Restructuring charges of $18 million and implementation costs and other related costs of $36 million in Administrative expenses and $4 million in Cost of products sold (aggregate impact of $37 million after tax, or $.12 per share) related to these initiatives.

In the fourth quarter of fiscal 2016, the company recorded implementation costs and other related costs of $12 million in Administrative expenses related to the fiscal 2015 initiatives. In the fourth quarter of fiscal 2016, the company also recorded a reduction to Restructuring charges of $1 million related to the fiscal 2014 initiatives. The aggregate after-tax impact of Restructuring charges, implementation costs and other related costs was $7 million, or $.02 per share. In fiscal 2016, the company recorded Restructuring charges of $35 million and implementation costs and other related costs of $47 million in Administrative expenses related to the fiscal 2015 initiatives. The company also recorded a reduction to Restructuring charges of $4 million related to the fiscal 2014 initiatives. The aggregate after-tax impact of Restructuring charges, implementation costs and other related costs was $49 million, or $.16 per share.

(3)
In the second quarter of fiscal 2017, the company performed an interim impairment assessment on the intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit and the Garden Fresh Gourmet reporting unit as operating performance was well below expectations and a new leadership team of the Campbell Fresh division initiated a strategic review which led to a revised outlook for future sales, earnings, and cash flow. The company recorded a non-cash impairment charge of $147 million ($139 million after tax, or $.45 per share) related to intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit and a non-cash impairment charge of $65 million ($41 million after tax, or $.13 per share) related to the intangible assets of the Garden Fresh Gourmet reporting unit (aggregate pre-tax impact of $212 million, $180 million after tax, or $.59 per share). The charges are included in Other expenses / (income).

In the fourth quarter of fiscal 2016, as part of the annual review of intangible assets, the company recorded a non-cash impairment charge of $141 million in Other expenses / (income) ($127 million after tax, or $.41 per share) related to the intangible assets of the Bolthouse Farms carrot and carrot ingredients reporting unit.

(4)
In the fourth quarter of fiscal 2017, the company recorded a tax benefit of $52 million in Taxes on earnings primarily related to the sale of intercompany notes receivable to a financial institution, which resulted in the recognition of foreign exchange losses on the notes for tax purposes. In addition, the company recorded a $6 million reduction to interest expense ($4 million after tax) related to premiums and fees received on the sale of the notes. The aggregate impact was $56 million after tax, or $.18 per share.

(5)	In fiscal 2016, the company recorded a gain of $25 million in Other expenses / (income) ($.08 per share) from a settlement of a claim related to the Kelsen acquisition.

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items:

	Three Months Ended
	July 30, 2017			July 31, 2016
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$715	$(101)	$614	$546	$63	$609	1%
Gross margin percentage	43.0%		36.9%	32.4%		36.1%
Marketing and selling expenses	143	29	172	216	(20)	196
Administrative expenses	86	35	121	185	(57)	128
Research and development expenses	20	11	31	38	(10)	28
Other expenses / (income)	8	—	8	145	(141)	4
Restructuring charges	18	(18)	—	(1)	1	—
Earnings (loss) before interest and taxes	$440	$(158)	$282	$(37)	$290	$253	11%
Interest, net	23	6	29	28	—	28
Earnings (loss) before taxes	$417	$(164)	$253	$(65)	$290	$225
Taxes	99	(5)	94	16	66	82
Effective income tax rate	23.7%		37.2%	24.6%		36.4%
Net earnings (loss) attributable to Campbell Soup Company	$318	$(159)	$159	$(81)	$224	$143	11%
Diluted net earnings (loss) per share attributable to Campbell Soup Company	$1.04	$(.52)	$.52	$(.26)	$.72	$.46	13%
(a)See following table for additional information.

	Three Months Ended
	July 30, 2017				July 31, 2016
(millions, except per share amounts)	Mark-to-market (1)	Restructuring charges, implementation costs and other related costs (2)	Sale of notes (4)	Adjustments	Mark-to-market (1)	Restructuring charges, implementation costs and other related costs (2)	Impairment charges (3)	Adjustments
Gross margin	$(105)	$4	$—	$(101)	$63	$—	$—	$63
Marketing and selling expenses	29	—	—	29	(20)	—	—	(20)
Administrative expenses	53	(18)	—	35	(45)	(12)	—	(57)
Research and development expenses	11	—	—	11	(10)	—	—	(10)
Other expenses / (income)	—	—	—	—	—	—	(141)	(141)
Restructuring charges	—	(18)	—	(18)	—	1	—	1
Earnings before interest and taxes	$(198)	$40	$—	$(158)	$138	$11	$141	$290
Interest, net	—	—	6	6	—	—	—	—
Earnings before taxes	$(198)	$40	$(6)	$(164)	$138	$11	$141	$290
Taxes	(69)	14	50	(5)	48	4	14	66
Net earnings attributable to Campbell Soup Company	$(129)	$26	$(56)	$(159)	$90	$7	$127	$224
Diluted net earnings per share attributable to Campbell Soup Company*	$(.42)	$.09	$(.18)	$(.52)	$.29	$.02	$.41	$.72
*The sum of the individual per share amounts may not add due to rounding.

	Year Ended
	July 30, 2017			July 31, 2016
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$3,059	$(81)	$2,978	$2,780	$176	$2,956	1%
Gross margin percentage	38.8%		37.7%	34.9%		37.1%
Marketing and selling expenses	817	29	846	893	(46)	847
Administrative expenses	488	17	505	641	(118)	523
Research and development expenses	98	11	109	124	(20)	104
Other expenses / (income)	238	(212)	26	131	(116)	15
Restructuring charges	18	(18)	—	31	(31)	—
Earnings before interest and taxes	$1,400	$92	$1,492	$960	$507	$1,467	2%
Interest, net	107	6	113	111	—	111
Earnings before taxes	$1,293	$86	$1,379	$849	$507	$1,356
Taxes	406	41	447	286	156	442
Effective income tax rate	31.4%		32.4%	33.7%		32.6%
Net earnings attributable to Campbell Soup Company	$887	$45	$932	$563	$351	$914	2%
Diluted net earnings per share attributable to Campbell Soup Company	$2.89	$.15	$3.04	$1.81	$1.13	$2.94	3%
(a)See following tables for additional information.

	Year Ended
	July 30, 2017
(millions, except per share amounts)	Mark-to-market (1)	Restructuring charges, implementation costs and other related costs (2)	Impairment charges (3)	Sale of notes (4)	Adjustments
Gross margin	$(85)	$4	$—	$—	$(81)
Marketing and selling expenses	29	—	—	—	29
Administrative expenses	53	(36)	—	—	17
Research and development expenses	11	—	—	—	11
Other expenses / (income)	—	—	(212)	—	(212)
Restructuring charges	—	(18)	—	—	(18)
Earnings before interest and taxes	$(178)	$58	$212	$—	$92
Interest, net	—	—	—	6	6
Earnings before taxes	$(178)	$58	$212	$(6)	$86
Taxes	(62)	21	32	50	41
Net earnings attributable to Campbell Soup Company	$(116)	$37	$180	$(56)	$45
Diluted net earnings per share attributable to Campbell Soup Company	$(.38)	$.12	$.59	$(.18)	$.15

	Year Ended
	July 31, 2016
(millions, except per share amounts)	Mark-to-market (1)	Restructuring charges, implementation costs and other related costs (2)	Impairment charges (3)	Claim settlement (5)	Adjustments
Gross margin	$176	$—	$—	$—	$176
Marketing and selling expenses	(46)	—	—	—	(46)
Administrative expenses	(71)	(47)	—	—	(118)
Research and development expenses	(20)	—	—	—	(20)
Other expenses / (income)	—	—	(141)	25	(116)
Restructuring charges	—	(31)	—	—	(31)
Earnings before interest and taxes	$313	$78	$141	$(25)	$507
Interest, net	—	—	—	—	—
Earnings before taxes	$313	$78	$141	$(25)	$507
Taxes	113	29	14	—	156
Net earnings attributable to Campbell Soup Company	$200	$49	$127	$(25)	$351
Diluted net earnings per share attributable to Campbell Soup Company	$.64	$.16	$.41	$(.08)	$1.13